UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 21, 2010

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.83
EX-99.1

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 21, 2010, we announced the appointment of Jeffrey D. Buchanan as our Executive Vice President, Chief Financial Officer, and Treasurer, and Mr. Buchanan’s resignation from our Board of Directors, as Chairman of our Audit Committee, and as a member of our Compensation Committee, effective January 3, 2011. Mr. Buchanan, 55, has served as a director of our company since November 2004. Prior to becoming our Executive Vice President, Chief Financial Officer, and Treasurer, Mr. Buchanan served as of counsel to the law firm of Ballard Spahr LLP from May 2010 to December 2010. Mr. Buchanan served as a Senior Managing Director of CKS Securities, LLC, a registered broker-dealer, from August 2009 until May 2010, and as a Senior Managing Director of Alare Capital Securities LLC, a registered broker-dealer, from its formation in November 2006 until July 2009. From 2005 to 2006, Mr. Buchanan was a principal of Echo Advisors, Inc., a corporate consulting and advisory firm focusing on mergers, acquisitions, and strategic planning. Mr. Buchanan served as Executive Vice President of Three-Five Systems, Inc., a publicly traded electronic manufacturing services company, from June 1998 until February 2005; as Chief Financial Officer and Treasurer of that company from June 1996 until February 2005; as Secretary of that company from May 1996 until February 2005; as Vice President — Finance, Administration, and Legal of that company from June 1996 until July 1998; and as Vice President — Legal and Administration of that company from May 1996 to June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, most recently as a senior member of that firm. Mr. Buchanan was associated with the law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan is a director and Chairman of the Audit Committee of Synaptics Incorporated, a Nasdaq Global Select Market-listed company that is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. Mr. Buchanan formerly served as a director of NuVision U.S., Inc., a privately owned display company.
     In connection with the appointment of Mr. Buchanan as our Executive Vice President, Chief Financial Officer, and Treasurer, Mr. Buchanan will receive an annual base salary of $295,000. Mr. Buchanan will also receive a sign-on bonus of $50,000, of which $10,000 is immediately payable and the remaining $40,000 is payable in 24 equal monthly payments. Mr. Buchanan must repay the $10,000 initial sign-on bonus in the event that he fails to remain employed with our company for one year. Mr. Buchanan will also be entitled to participate in our executive incentive compensation plan, as well as other employee benefits and perquisites. In addition, Mr. Buchanan will receive options to purchase 200,000 shares of our common stock. The options will have an exercise price equal to the closing price of our common stock on Mr. Buchanan’s first day of employment, January 3, 2011, with one-third (1/3) of such options vesting on each of the first, second, and third annual anniversary of the date of grant.
     Additionally, on December 21, 2010, we entered into a severance and change in control agreement with Mr. Buchanan, effective as of January 3, 2011. If Mr. Buchanan’s employment is terminated for any reason other than a termination by us for cause (as defined in the agreement), the agreement provides that

(a) we will pay Mr. Buchanan his base salary for a period of 12 months following the effective date of such termination; and (b) we will pay Mr. Buchanan, at the same time as cash incentive bonuses are paid to Employer’s other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion to be earned by Mr. Buchanan pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.
     The agreement also provides that, in the event of a change in control of our company, Mr. Buchanan may, at his option and upon written notice to us, terminate his employment, unless (a) the change in control has been approved by our Board of Directors, (b) the provisions of the agreement remain in full force and effect, and (c) Mr. Buchanan suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that Mr. Buchanan will be considered to suffer a reduction in his status, duties, authority, or compensation, only if, after the change in control, (i) he is not the chief financial officer of the company that succeeds to our business; (ii) such company’s common stock is not listed on a national stock exchange; (iii) such company terminates Mr. Buchanan or in any material respect reduces his status, duties, authority, or base compensation within one year of the change in control; or (iv) as a result of the change in control, Mr. Buchanan is required to relocate out of Springfield, Massachusetts (or surrounding areas). If Mr. Buchanan terminates his employment due to a change in control not approved by the Board of Directors or following which the agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, (A) we will pay Mr. Buchanan his base salary for a period of 18 months following the effective date of such termination; (B) we will pay Mr. Buchanan an amount equal to the average of Mr. Buchanan’s cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid upon the effective date of such termination; and (C) all unvested stock-based compensation held by Mr. Buchanan in his capacity as an employee on the effective date of the termination will vest as of the effective date of such termination.
     The agreement also contains a provision that prohibits Mr. Buchanan from competing with our company for a period of 12 months following the termination of his employment with our company for any reason. The agreement also contains a provision that prohibits Mr. Buchanan from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company for any reason.
     There are no other arrangements or understandings pursuant to which Mr. Buchanan was selected as our Executive Vice President, Chief Financial Officer, and Treasurer. There are no family relationships among any of our directors, executive officers, and Mr. Buchanan. There are no related party transactions between us and Mr. Buchanan reportable under Item 404(a) of Regulation S-K.
     The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the severance and change in control agreement, and is subject to and qualified in its entirety by reference to the full text of the severance and change in control agreement, which is attached hereto as Exhibit 10.83 and is hereby incorporated by reference into this Item 5.02.
     Also in connection with Mr. Buchanan’s appointment, John R. Dineen will relinquish his responsibilities as interim Chief Financial Officer of our company, and Deana L. McPherson will

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relinquish her responsibilities as interim Chief Accounting Officer. Mr. Dineen will continue serving as Vice President of Finance of our firearm division, and Ms. McPherson will continue serving as Vice President and Corporate Controller of our company.
     Mr. Buchanan’s resignation from our Board of Directors was based upon our Board’s view that only one executive officer of our company should serve on our Board at any one time.
     Barry M. Monheit will be appointed as interim Chairman of the Audit Committee following Mr. Buchanan’s resignation, and I. Marie Wadecki will be appointed as a member of the Compensation Committee.
     On December 21, 2010, we issued a press release announcing Mr. Buchanan’s appointment. A copy of that press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

10.83	Severance and Change in Control Agreement, effective as of January 3, 2011, by and between Smith & Wesson Holding Corporation and Jeffrey D. Buchanan

99.1	Press release from Smith & Wesson Holding Corporation, dated December 21, 2010, entitled “Smith & Wesson Names Jeffrey D. Buchanan Chief Financial Officer”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: December 21, 2010	By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer

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EXHIBIT INDEX
10.83	Severance and Change in Control Agreement, effective as of January 3, 2011, by and between Smith & Wesson Holding Corporation and Jeffrey D. Buchanan

99.1	Press release from Smith & Wesson Holding Corporation, dated December 21, 2010, entitled “Smith & Wesson Names Jeffrey D. Buchanan Chief Financial Officer”